Exhibit 99.1

BrainStorm Cell Therapeutics Reports Second Quarter 2016 Financial Results and Provides Corporate Update

HACKENSACK, N.J. and PETACH TIKVAH, Israel -- August 11, 2016 -- BrainStorm Cell Therapeutics Inc. (Nasdaq: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, today announced financial results and provided a business update for the second quarter ended June 30, 2016.

“We achieved a major milestone for Brainstorm, with the announcement, in July, of positive data from our Phase 2 trial of NurOwn® in Amyotrophic Lateral Sclerosis, or ALS,” said Chaim Lebovits, Chief Executive Officer of BrainStorm. “This study, which was conducted at three major medical centers in the U.S., met its objectives, demonstrating both the safety of NurOwn and its ability to provide a clinical benefit to ALS patients. We are currently working with our investigators and other key opinion leaders in the field of ALS on the design of a larger powered to efficacy multiple dose trial. We plan to meet with the FDA in order to present the results and discuss the next steps for Nurown including the various pathways available for our orphan drug fast track status product.”

Second Quarter 2016 and Recent Highlights

•	Announced positive topline results from U.S. Phase 2 randomized, placebo controlled study of NurOwn in patients with ALS.
o	Study achieved its primary objective, demonstrating that NurOwn was safe and well tolerated.
o	NurOwn also achieved multiple secondary efficacy endpoints, showing clear evidence of a clinically meaningful benefit.
o	Response rates (based on ALSFRS-R responder analysis) were higher in NurOwn-treated subjects compared to placebo at all time points in the study out to 24 weeks.
o	Further evidence of biological effect was demonstrated by the increased levels of growth factors in the cerebrospinal fluid and decreased inflammatory markers observed after two weeks.
o	Results will be used to help determine the study population and design for a registration study investigating multiple doses of NurOwn in ALS.
o	Phase 2 study was conducted at three sites in the U.S: Massachusetts General Hospital, UMass Medical School and the Mayo Clinic.
•	Company was awarded $1.5 million in non-dilutive funding from Israel’s Office of the Chief Scientist.
•	Mr. Chaim Lebovits, CEO, moderated a round table session on Brainstorm’s NurOwn proprietary technology at the 11th World Stem Cells & Regenerative Medicine Congress in London, UK.

Financial Results for the Second Quarter Ended June 30, 2016

•	Research and development expenses, net for the three months ended June 30, 2016 were $151,000, compared to $1,375,000 in the second quarter of 2015. This decrease is due to a higher Chief Scientists grant and also related to the winding down and completion of the U.S. Clinical Trial.
•	General and administrative expenses for the three months ended June 30, 2016 were approximately $832,000, compared to $988,000 in the second quarter of 2015.
•	Loss from operation for the three months ended June 30, 2016 was $983,000 compared to $2,363,000 in the second quarter of 2015.
•	Net loss for the three months ended June 30, 2016 was $962,000, or ($0.05) per share, compared to a net loss of $2,265,000, or ($0.12) per share in the second quarter of 2015.
•	As of June 30, 2016, the Company had cash, cash equivalents, and short-term deposits of approximately $11.5 million.

Financial Results for the Six Months Ended June 30, 2016

•	Research and development expenses for the six months ended June 30, 2016 were $1.1 million, compared to $2.6 million in the same period of 2015.
•	General and administrative expenses for the six months ended June 30, 2016 were approximately $1.7 million, compared to $1.9 million in the same period of 2015.
•	Loss from operations for the six months ended June 30, 2016 was $2.8 million, compared to $4.6 million in the same period of 2015.
•	Net loss for the six months ended June 30, 2016 was $2.8 million, or ($0.15) per share, compared to a net loss of $4.5 million, or ($0.24) per share in the same period of 2015.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. NurOwn has been administered to approximately 75 patients with ALS in clinical trials conducted in the United States and Israel. In a randomized, double-blind, placebo-controlled clinical trial conducted in the U. S., a clinically meaningful benefit was demonstrated by higher response to NurOwn compared with placebo. For more information, visit the company’s website at www.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute “forward-looking statements” and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.’s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”, and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, risks associated with BrainStorm’s limited operating history, history of losses; minimal working capital, dependence on its license to Ramot’s technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm’s annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

CONTACTS

Company:

Uri Yablonka

Chief Operating Officer

Brainstorm Cell Therapeutics Inc.

Phone: 646-666-3188

uri@brainstorm-cell.com

Investors:

Michael Rice

LifeSci Advisors, LLC

Phone: 646-597-6979

mrice@lifesciadvisors.com

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data)

	June 30,	December 31,
	2016	2015
	U.S. $ in thousands
	Unaudited	Audited
ASSETS

Current Assets:

Cash and cash equivalents	$944	$428
Short-term deposit (Note 4)	10,537	15,527
Account receivable	1,265	759
Prepaid expenses and other current assets	67	74
Total current assets	12,813	16,788

Long-Term Assets:
Prepaid expenses and other long-term assets	23	21
Property and Equipment, Net	318	271
Total Long-Term Assets	341	292

Total assets	$13,154	$17,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts payables	$355	$1,169
Accrued expenses	652	1,500
Other accounts payable	275	283
Total current liabilities	1,282	2,952

Stockholders’ Equity:
Stock capital: (Note 5)	11	11
Common stock of $0.00005 par value - Authorized: 100,000,000 shares at June 30, 2016 and December 31, 2015 respectively; Issued and outstanding: 18,654,040 and 18,643,288 shares at June 30, 2016 and December 31, 2015 respectively.
Additional paid-in-capital	84,754	84,258
Accumulated deficit	(72,893)	(70,141)
Total stockholders’ equity	11,872	14,128

Total liabilities and stockholders’ equity	$13,154	$17,080

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

U.S. dollars in thousands

(Except share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2016	2015	2016	2015
	Unaudited		Unaudited

Operating expenses:

Research and development, net	$1,137	$2,620	$151	$1,375

General and administrative	1,658	1,948	832	988

Operating loss	(2,795)	(4,568)	(983)	(2,363)

Financial (income) expenses, net	(43)	(67)	(21)	(98)

Net loss	$(2,752)	$(4,501)	$(962)	$(2,265)

Basic and diluted net profit (loss) per share	$(0.15)	$(0.24)	$(0.05)	$(0.12)

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	18,653,922	18,290,343	18,654,040	18,450,464